Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Growth in Subscription and Transaction Revenue Highlights Second Quarter

PORTSMOUTH, N.H. – January 31, 2019 – Bottomline Technologies (Nasdaq:EPAY), a leading provider of financial technology that helps make complex business payments simple, smart and secure, today reported financial results for the second quarter ended December 31, 2018.

Subscription and transaction revenues were $71.3 million for the second quarter, up 13%, or 14% on a constant currency basis, as compared to the second quarter of last year. Revenues overall for the second quarter were $104.8 million, up 10%, or 11% on a constant currency basis, as compared to the second quarter of last year. Constant currency growth is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

GAAP net income for the second quarter was $6.0 million compared to a GAAP net income of $3.1 million for the second quarter of last year. GAAP net income per share was $0.14 in the second quarter compared to $0.08 in the second quarter of last year.

Adjusted EBITDA for the second quarter was $25.6 million compared to $22.5 million for the second quarter of last year. Adjusted EBITDA for the second quarter was 24% of overall revenue, consistent with the second quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the second quarter was $14.6 million compared to $12.2 million for the second quarter of last year and core earnings per share was $0.35 for the second quarter compared to $0.31 for the second quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“Bottomline delivered a solid second quarter performance,” said Rob Eberle, President and CEO. “Our strong operating results reflected continued execution against our strategic plan. We had notable customer wins across our business payments platforms as customers continued to choose Bottomline for innovative and highly secure business payments solutions. We are well positioned in the large business payments marketplace. Our product strategy and execution are targeted to drive sustained growth for years to come.”

Second Quarter Customer Highlights

•	29 institutions selected Paymode-X, Bottomline’s leading payments platform, to automate their payments processes, increase productivity and security, reduce costs and earn cash rebates.

•	7 organizations, including Arch Insurance and York Risk Services, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	2 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Revolut Ltd and Swiss Re selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as Snap-on Inc. chose Bottomline’s corporate payment automation solutions to expand their payments capabilities and improve efficiencies.

Second Quarter Strategic Corporate Highlights

•

Bottomline’s leading UK business payment solution, PT-X, was named B2B Payments Innovation of the Year. This award recognizes payments excellence and technology innovation and advances that are redefining the B2B payments process. PT-X was also recognized with the award for Email Product of Year by the Document Management Awards.

•

In conjunction with Visa, Bottomline announced the release of The Future of Business Payments eBook, a comprehensive set of perspectives on the rapidly evolving B2B payments landscape from leading industry experts.

•

Announced several product updates to Paymode-X which continues to fortify its position as the most secure business payments network. Updates include expanded integration with Bottomline’s Cyber Fraud and Risk Management (CFRM) capabilities to monitor key operational actions and detect suspicious activities.

•	Named to the FinTech Power 50, an annual guide of the most influential, innovative and powerful companies and figures in the Fintech industry.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with certain debt instruments, global enterprise resource planning (ERP) system implementation and other costs and other non-core or non-recurring gains or losses that may arise from time to time.

Non-core charges associated with our debt instruments consist of amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net income (loss) for the three and six months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
GAAP net income (loss)	$5,969	$3,088	$5,051	$(1,153)
Amortization of acquisition-related intangible assets	5,253	5,702	10,579	10,890
Stock-based compensation plan expense	9,549	8,080	21,891	16,540
Acquisition and integration-related expenses	710	380	1,593	1,372
Restructuring expense (benefit)	54	—	631	(9)
Global ERP system implementation and other costs	972	1,339	2,553	3,415
Other non-core benefit	—	—	(237)	—
Minimum pension liability adjustments	(80)	3	(155)	38
Amortization of debt issuance and debt discount costs	104	2,576	208	6,285
Non-recurring tax benefit (1)	—	(4,402)	—	(4,402)
Tax effects on non-GAAP income	(7,969)	(4,577)	(13,976)	(9,119)

Core net income	$14,562	$12,189	$28,138	$23,857

(1)

The non-recurring tax benefit in the three and six months ended December 31, 2017 reflects the net benefit arising from the U.S. Tax Cuts and Jobs Act, principally from the revaluation of U.S.-based deferred tax liabilities.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net income (loss) per share for the three and six months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
GAAP diluted net income (loss) per share	$0.14	$0.08	$0.12	$(0.03)

Plus:
Amortization of acquisition-related intangible assets	0.13	0.15	0.25	0.28
Stock-based compensation plan expense	0.23	0.21	0.53	0.43
Acquisition and integration-related expenses	0.02	0.01	0.04	0.04
Restructuring expense (benefit)	—	—	0.02	—
Global ERP system implementation and other costs	0.02	0.03	0.06	0.09
Amortization of debt issuance and debt discount costs	—	0.06	—	0.16
Non-recurring tax benefit	—	(0.11)	—	(0.11)
Tax effects on non-GAAP income	(0.19)	(0.12)	(0.34)	(0.24)

Diluted core earnings per share	$0.35	$0.31	$0.68	$0.62

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net income (loss) per share for the three and six months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Numerator:
Core net income	$14,562	$12,189	$28,138	$23,857

Denominator:
Weighted average shares used in computing basic net income (loss) per share for GAAP	40,635	38,087	40,162	37,908

Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, warrants, restricted stock awards and employee stock purchase plan) (1)	1,104	1,257	1,500	919

GAAP diluted shares	41,739	39,344	41,662	38,827
Impact of note hedges (2)	—	(436)	—	(217)

Weighted average shares used in computing diluted core earnings per share	41,739	38,908	41,662	38,610

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

(2)

In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible senior notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended December 31,		% Increase
	2018	2017	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscriptions and transactions revenues	$71,288	$63,187	13%	1%	14%
Total Revenues	104,846	95,195	10%	1%	11%

(1)

Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net income (loss) for the three and six months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
GAAP net income (loss)	$5,969	$3,088	$5,051	$(1,153)

Adjustments:
Other expense, net (1)	1,111	3,532	2,151	7,995
Income tax benefit	(3,519)	(4,495)	(4,853)	(4,038)
Depreciation and amortization	5,551	4,875	11,191	9,543
Amortization of acquisition-related intangible assets	5,253	5,702	10,579	10,890
Stock-based compensation plan expense	9,549	8,080	21,891	16,540
Acquisition and integration-related expenses	710	380	1,593	1,372
Restructuring expense (benefit)	54	—	631	(9)
Minimum pension liability adjustments	(80)	3	(155)	38
Global ERP system implementation and other costs	972	1,339	2,553	3,415

Adjusted EBITDA	$25,570	$22,504	$50,632	$44,593

(1)

On July 1, 2018, we adopted an accounting standard update that changes the classification of certain pension related items. Accordingly, pension related benefits of approximately $0.2 million and $0.4 million were reclassified from income from operations to other expense, net for the three and six months ended December 31, 2017, respectively, in our consolidated statement of operations. For purposes of the reconciliation of adjusted EBITDA, we have presented pension related adjustments discretely, not as a component of other expense, net.

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net income (loss) as a percent of revenue to adjusted EBITDA as a percent of revenue for the three and six months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
GAAP net income (loss) as a percent of revenue	6%	3%	2%	(1%)

Adjustments:
Other expense, net	1%	4%	1%	4%
Income tax benefit	(3%)	(5%)	(2%)	(2%)
Depreciation and amortization	5%	5%	5%	5%
Amortization of acquisition-related intangible assets	5%	6%	5%	6%
Stock-based compensation plan expense	9%	9%	11%	9%
Acquisition and integration-related expenses	0%	0%	1%	1%
Global ERP system implementation and other costs	1%	2%	1%	2%

Adjusted EBITDA as a percent of revenue	24%	24%	24%	24%

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on us for state of the art domestic and international payments, efficient cash management, payment processing, bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2018 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Subscriptions and transactions	$71,288	$63,187	$141,056	$123,901
Software licenses	5,665	2,620	10,177	4,985
Service and maintenance	26,786	28,433	54,191	55,775
Other	1,107	955	1,859	1,830

Total revenues	104,846	95,195	207,283	186,491
Cost of revenues:
Subscriptions and transactions	31,352	27,211	63,021	54,633
Software licenses	210	229	441	399
Service and maintenance	12,528	13,034	25,234	25,334
Other	891	701	1,415	1,368

Total cost of revenues	44,981	41,175	90,111	81,734

Gross profit	59,865	54,020	117,172	104,757
Operating expenses:
Sales and marketing	22,585	21,441	45,607	40,790
Product development and engineering	16,815	13,938	33,380	27,802
General and administrative	11,904	10,989	25,769	22,826
Amortization of acquisition-related intangible assets	5,253	5,702	10,579	10,890

Total operating expenses	56,557	52,070	115,335	102,308

Income from operations	3,308	1,950	1,837	2,449
Other expense, net	(858)	(3,357)	(1,639)	(7,640)

Income (loss) before income taxes	2,450	(1,407)	198	(5,191)
Income tax benefit	3,519	4,495	4,853	4,038

Net income (loss)	$5,969	$3,088	$5,051	$(1,153)
Net income (loss) per share:
Basic	$0.15	$0.08	$0.13	$(0.03)

Diluted	$0.14	$0.08	$0.12	$(0.03)

Shares used in computing net income (loss) per share:
Basic	40,635	38,087	40,162	37,908

Diluted	41,739	39,344	41,662	37,908

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	June 30, 2018
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$96,116	$131,872
Cash held for customers	5,382	2,753
Accounts receivable	62,902	74,305
Other current assets	30,205	19,781

Total current assets	194,605	228,711
Property and equipment, net	28,876	28,895
Goodwill and intangible assets, net	360,922	361,809
Other assets	33,301	16,553

Total assets	$617,704	$635,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,166	$10,251
Accrued expenses and other current liabilities	29,038	34,994
Customer account liabilities	5,382	2,753
Deferred revenue	58,496	75,356

Total current liabilities	103,082	123,354
Borrowings under credit facility	110,000	150,000
Deferred revenue, non-current	16,693	23,371
Deferred income taxes	7,457	8,367
Other liabilities	19,627	19,944

Total liabilities	256,859	325,036
Stockholders’ equity
Common stock	46	45
Additional paid-in-capital	700,520	678,549
Accumulated other comprehensive loss	(35,704)	(30,633)
Treasury stock	(128,216)	(129,914)
Accumulated deficit	(175,801)	(207,115)

Total stockholders’ equity	360,845	310,932

Total liabilities and stockholders’ equity	$617,704	$635,968